SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                          Securities Exchange Act of 1934

Check the appropriate box:
 /X/    Preliminary Information Statement
 / /    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
 / /    Definitive Information Statement

                      TECHNOLOGY CONNECTIONS, INC.
- --------------------------------------------------------------------
          (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
 /X/    No fee required
 / /    Fee computed on table below per Exchange Act Rules 14c-5(g)
        and 0-11

       (1) Title of each class of securities to which transaction applies:
       -------------------------------------------------------------------------
       (2) Aggregate number of securities to which transaction applies:
       -------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       -------------------------------------------------------------------------
       (4) Proposed maximum aggregate value of transaction:
       -------------------------------------------------------------------------
       (5) Total fee paid:
       -------------------------------------------------------------------------

 / /    Fee paid previously with preliminary materials.
 / /    Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for
        which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
        Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
       -------------------------------------------------------------------------
       (2) Form, Schedule or Registration Statement No.:
       -------------------------------------------------------------------------
       (3) Filing Party:
       -------------------------------------------------------------------------
       (4) Date Filed:
       -------------------------------------------------------------------------

                        TECHNOLOGY CONNECTIONS, INC.
                      4421 Stuart Andrew Blvd., Ste 102
                      Charlotte, North Carolina 28217

                             INFORMATION STATEMENT
                  PURSUANT TO REGULATION 14C PROMULGATED UNDER
                THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

    This information statement is being mailed on or about April 15, 2003 to holders of record as of April 4, 2003 of shares of common stock, par value $0.001 ("Common Stock"), of TECHNOLOGY CONNECTIONS, INC., a North Carolina corporation (the "Company"). It is being furnished in connection with the adoption of a one-for-twenty Reverse Stock Split by written consent of the holders of a majority of the outstanding shares of Common Stock.

    On April 1, 2003, the Company's Board of Directors approved a one-for-twenty reverse stock split of the Company's Common Stock. On the same date, the action was approved in a written consent executed by the holders of more than a majority of the outstanding shares of Common Stock. Approval by the Board of Directors and by the holders of a majority of the outstanding shares of Common Stock is adequate under North Carolina law to effect the action. The action will become effective following a waiting period of 20 calendar days from the date this information statement is mailed to stockholders.

    This information statement is being provided for your informational purposes only.

                            ------------------------
                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.
                            ------------------------

                      OUTSTANDING STOCK AND VOTING RIGHTS
    As of the record date, there were 26,956,860 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to one vote.

                      REASONS FOR THE REVERSE STOCK SPLIT

	The Board of Directors believes that the current per share price of the Common Stock has had a negative effect on the marketability of existing shares and on the amount and percentage of transaction costs paid by individual stockholders seeking to buy or sell the Company's Common Stock. Many brokerage firms and brokers are reluctant to recommend lower-priced stocks to their clients. In addition, many institutional and individual investors are reluctant to purchase lower-priced stocks. The structure of most brokerage commissions tends to have an adverse affect on potential purchasers of lower-priced stocks since the brokerage commission payable on buying and selling such stocks almost always represents a higher percentage of the trade price than the commission on a relatively higher-priced stock. These factors adversely affect not only the liquidity of the Common Stock, but also the Company's ability to raise additional capital through a sale of equity securities.

       Although we have no immediate plans to issue stock by way of a merger, an offering or the like, and we have no transaction pending or in process, we continue to investigate opportunities to expand our business.

 We believe that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

    In the reverse stock split, each twenty shares of Common Stock will automatically be converted into one share, without any action on the part of the stockholders. Fractional Shares shall be rounded up to the next whole share.

Consummation of the reverse stock split will not change the number of shares of Common Stock authorized by the Company's Articles of Incorporation or the par value of each share of Common Stock. However, the aggregate par value of the issued Common Stock will be reduced. The reverse stock split will not effect a stockholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from fractional shares having been rounded up to the next whole share.

    As soon as practicable after the effective date, the Company's transfer agent will mail an instruction letter to each holder of record of stock certificates representing issued Common Stock outstanding on the effective date. The instruction letter will contain instructions for stockholders to follow if they wish to exchange their old certificates for new certificates representing the number of whole shares of Common Stock into which the shares of Common Stock represented by the old certificates have been converted by the reverse stock split. It will not be necessary, however, for stockholders to exchange their old certificates. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. Stockholders should not submit any certificates to the Company's transfer agent until they have received the instruction letter from the transfer agent.


    Stockholders should note that the effect of the reverse stock split upon the price of the Company's Common Stock cannot be accurately predicted. In particular, there is no assurance that the price for shares of Common Stock immediately after the reverse stock split will be twenty times the price of shares of Common Stock immediately prior to the reverse stock split.

Furthermore, there can be no assurance that the reverse stock split will not adversely impact the price of the Common Stock or, alternatively, that any increase in price of the Common Stock immediately after the reverse stock split will be sustained for a prolonged period of time. In addition, the reverse stock split likely will have the effect of creating odd lots of stock for some stockholders. These odd lots may be more difficult to sell or have higher brokerage commissions associated with their sale. Fractional Shares shall be rounded up to the next whole share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock as of April 1, 2003 by (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all directors and executive officers of the Company as a group. The table does not give effect to the reverse stock split described above. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners. An asterisk denotes beneficial ownership of less than 1%. Unless otherwise indicated, the address of each person is c/o the Company at 4421 Stuart Andrew Blvd., Ste 102, Charlotte, North Carolina 28217.

  To the best of our knowledge,all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Security  Ownership  of Certain Beneficial Owners (foot1 Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct  the  voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a  contract,  arrangement,  understanding,  relationship  or  otherwise.  Unless otherwise  indicated,  each  person  indicated  above has sole power to vote, or dispose  or  direct  the  disposition  of all shares beneficially owned.  We are unaware  of  any shareholders whose voting rights would be affected by community property  laws. This  table is based upon information obtained from our stock  records.  Unless otherwise indicated in the footnotes to the tables and  subject  to  community property laws where applicable, we believe that each shareholder  named  in  the above table has sole or shared voting and investment power  with  respect  to  the  shares  indicated  as  beneficially  owned.
2).
                        Current
Title of . . . . . .    Nature of                          %
 Class . . . . . . .    Name and Address         # of Shares  Ownership  Owned
- --------------------  ----------------------  ------------  ---------  ------
Common . . . . . . .    Kevin G. Kyzer             9,860,000  Direct      39.1%
- --------------------  ----------------------  ------------  ---------  ------
Common . . . . . . .    Stacey A. Kyzer            9,840,000  Direct      39.0%
- --------------------  ----------------------  ------------  ---------  ------

Security  Ownership  of  Officers  and  Directors  (2).
                              Nature of
Title of Class . . . . . . .  Name and Address          # of Shares  Ownership   Current % Owned
----------------------------  ------------------------  -----------  ----------  ----------------
Common . . . . . . . . . . .  Kevin G. Kyzer
                                                          9,860,000     Direct              39.1%
                                                        -----------  ----------  ----------------
Common . . . . . . . . . . .  Stacey A. Kyzer
                                                          9,840,000     Direct              39.0%
----------------------------  ------------------------  -----------  ----------  ----------------

All Officers And Directors
Common . . . . . . . . . . .  As a Group (2)             19,850,000     Direct              78.7%
----------------------------  ------------------------  -----------  ----------  ----------------

Changes  in  Control.

     There are currently no arrangements, which would result in a change in our control.
- --------------------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to the Company's knowledge, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Financial Statements



                          TECHNOLOGY CONNECTIONS, INC.
                             BALANCE SHEET (UNAUDITED)
                               AS OF MARCH 31, 2003


                                     ASSETS
                                     ------


CURRENT ASSETS
----------------------------------------------------------------
  Cash and cash equivalents. . . . . . . . . . . . . . . . . . .  $     230
  Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . .      3,911
  Accounts receivable, net of allowance for doubtful . . . . . .      5,496
    Accounts of $31,564
  Prepaid expenses                                                  123,750
                                                                ------------
    TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . . . . . $  133,387
                                                                ------------

PROPERTY AND EQUIPMENT
----------------------------------------------------------------
  Property and equipment   . . . . . . . . . . . . . . . . . . .     71,938
  Accumulated depreciation . . . . . . . . . . . . . . . . . . .    (12,446)
                                                                ------------
     Net property and equipment. . . . . . . . . . . . . . . . .     59,492
                                                                ------------

                                                                ------------
    TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . .  $ 192,879
                                                                ============


LIABILITIES AND STOCKHOLDERS' DEFICIT
----------------------------------------------------------------

CURRENT LIABILITIES
----------------------------------------------------------------
  Accounts payable and accrued expenses. . . . . . . . . . . . .  $ 249,833
  Current portion of notes payable . . . . . . . . . . . . . . .     30,262
  Loans Payable to Stockholders. . . . . . . . . . . . . . . . .     90,758
                                                                ------------
    TOTAL CURRENT LIABILITIES. . . . . . . . . . . . . . . . . .    370,853
                                                                ------------
LONG-TERM DEBT
----------------------------------------------------------------
  Note Payable, less current portion . . . . . . . . . . . . . .  $  74,000

STOCKHOLDERS' DEFICIT
----------------------------------------------------------------
  Preferred Stock ($.001 par value, 5,000,000 authorized:
  none issued and outstanding) . . . . . . . . . . . . . . . . .        -0-
  Common Stock ($.001 par value, 100,000,000 shares authorized:
  26,957,860 shares issued and outstanding). . . . . . . . . . .     26,958
  Additional Paid-in-Capital . . . . . . . . . . . . . . . . . .    560,090
  Retained Deficit . . . . . . . . . . . . . . . . . . . . . . .   (839,022)
                                                                ------------
    TOTAL STOCKHOLDERS' DEFICIT. . . . . . . . . . . . . . . . .   (251,974)
                                                                ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT. . . . . . . . .  $ 192,879
                                                                ============

The accompanying notes are an integral part of the financial statements
                              F-2


                                  TECHNOLOGY CONNECTIONS, INC.
                                    STATEMENTS OF OPERATIONS (UNAUDITED)
                        FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002


                                           Three months ended March 31
                                                2003          2002
REVENUES AND COST OF SALES:
---------------------------------------
  Sales . . . . . . . . . . . . . . . .  $    18,956   $   111,446
  Cost of sales . . . . . . . . . . . .      (12,128)      (71,284)
                                         ------------  ------------
    Gross profit. . . . . . . . . . . .        6,828        40,162
                                         ------------  ------------


---------------------------------------
OPERATING EXPENSES: . . . . . . . . . .     (111,473)     (550,822)
                                         ------------  ------------


    OPERATING INCOME (LOSS) . . . . . .     (104,645)     (510,660)
                                         ------------  ------------
OTHER EXPENSE:
---------------------------------------
  Interest expense. . . . . . . . . . .       (8,601)       (5,928)
                                         ------------  ------------

    NET LOSS . . . . .  . . . . . . . .     (113,246)     (516,588)
                                         ============  ============
  Net income (loss) per common share -
  basic & fully diluted . . . . . . . .        (0.00)  $     (0.02)
                                         ============  ============
  Weighted average common
  shares outstanding. . . . . . . . . .   26,257,860     24,502,383
                                         ============  ============


The accompanying notes are an integral part of the financial statements
                              F-3





                           TECHNOLOGY CONNECTIONS, INC.
                             STATEMENTS OF CASH FLOWS (UNAUDITED)
               FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002



                                                                 2003        2002
CASH FLOWS FROM OPERATING ACTIVITIES:
----------------------------------------------------------
  Net loss . . . . . . . . . . . . . . . . . . . . . . . .  $(113,246) $(516,588)
  Adjustments to reconcile net loss to net
  cash used in operating activities:
    Depreciation . . . . . . . . . . . . . . . . . . . . .      2,710         900
    Stock issued for services. . . . . . . . . . . . . . .    201,000     469,430
    (Increase) decrease in operating assets:
      Accounts receivable. . . . . . . . . . . . . . . . .     (1,699)    (5,609)
      Inventory. . . . . . . . . . . . . . . . . . . . . .      2,500     (5,485)
      Prepaid Expenses . . . . . . . . . . . . . . . . . .   (123,750)
    Increase in operating liabilities:
      Accounts payable and accrued expenses. . . . . . . .     18,616      (2,352)
                                                          ------------  ----------
      NET CASH USED IN OPERATING ACTIVITIES. . . . . . . .    (13,869)    (59,704)
                                                          ------------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
----------------------------------------------------------
  Purchases of property and equipment. . . . . . . . . . .     -           (8,531)
                                                          ------------  ----------
      NET CASH USED IN INVESTING ACTIVITIES. . . . . . . .     -           (8,531)
                                                          ------------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
----------------------------------------------------------
  Proceeds from sales of common stock  . . . . . . . . . .     -            61,000
  Proceeds from stockholder loans  . . . . . . . . . . . .      1,471       31,967
  Borrowings on notes payable  . . . . . . . . . . . . . .     10,200         -
  Repayments on notes payable  . . . . . . . . . . . . . .     (2,029)     (5,000)
                                                          ------------  ----------
      NET CASH PROVIDED BY FINANCING ACTIVITIES. . . . . .      9,642       87,967
                                                          ------------  ----------
      NET INCREASE IN CASH AND
      CASH EQUIVALENTS . . . . . . . . . . . . . . . . . .     (4,227)      19,732
                                                          ------------  ----------
CASH AND CASH EQUIVALENTS:
----------------------------------------------------------
      Beginning of period. . . . . . . . . . . . . . . . .       4,457       1,190
                                                          ------------  ----------
      End of period. . . . . . . . . . . . . . . . . . . .  $      230  $   20,922
                                                          ============  ==========

SUPPLEMENTAL CASH FLOW INFORMATION AND NON-CASH FINANCING:
----------------------------------------------------------
  Cash paid during the period for interest . . . . . . . .  $    6,070  $    4,741
                                                          ============  ==========

The accompanying notes are an integral part of the financial statements
                              F-4


                TECHNOLOGY CONNECTIONS, INC.
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       March 31, 2003


NOTE 1 - BASIS OF PRESENTATION

The accompanying interim consolidated financial statements are unaudited; however, in the opinion of management, the interim statements include all adjustments necessary for a fair presentation of the results for interim periods. The preparation of financial statements in conformity with accounting principles generally accepted in the United Sates of America re requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The  results of operations for the three months ended  March
31, 2003 are not necessarily indicative of the results to be expected for the year ended December 31, 2003.

The interim unaudited consolidated financial statements should be read in conjunction with the Company's annual report on Form 10-KSB as filed with the Securities and Exchange Commission.

NOTE 2 - GOING CONCERN AND LIQUIDITY

The Company's continued existence is dependent upon its ability to resolve its liquidity problems, principally by obtaining equity, increasing sales and achieving profitable operations. The Company has experienced a history of net losses, has a stockholders' deficit of $241,774 and a net working capital deficiency of $227,266. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans in regard to this matter are to implement cost reduction policies and develop an aggressive sales strategy. The Company believes these efforts in conjunction with raising equity, will improve liquidity and sustain continuing operations. The eventual outcome, however, of management's plans cannot be ascertained with any degree of certainty. The accompanying interim financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

NOTE 3 - COMMON STOCK ISSUANCES

During the quarter ended March 31, 2003, the Company issued 1,800,000 shares of common stock to subcontractors for services. The stock was valued at the closing price on the date of issuance which resulted in an aggregate expense of $201,000. The contracts provide for services over the next year which resulted in a prepaid expense of $123,750 as of March 31, 2003 an a first quarter expense of $77,250 that is included in the interim financial statements.